Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-107643) pertaining to the Amended and Restated 2002 and 2003 Stock Option Plan and 2003 Non-Employee Director Equity Incentive Plan of Endurance Specialty Holdings Ltd.,

(2)	Registration Statement (Form S-8 No. 333-174352) pertaining to the 2005 Employee Share Purchase Plan of Endurance Specialty Holdings Ltd.,

(3)	Registration Statement (Form S-8 No. 333-172597) pertaining to the 2007 Equity Incentive Plan of Endurance Specialty Holdings Ltd., and

(4)	Registration Statement (Form S-3ASR No. 333-178519) of Endurance Specialty Holdings Ltd.
of our reports dated February 27, 2015, with respect to the consolidated financial statements of Endurance Specialty Holdings Ltd., the effectiveness of internal control over financial reporting of Endurance Specialty Holdings Ltd., and the financial statement schedules of Endurance Specialty Holdings Ltd. included in this Annual Report (Form 10-K) of Endurance Specialty Holdings Ltd., for the year ended December 31, 2014.
/s/ Ernst & Young Ltd.
Hamilton, Bermuda
February 27, 2015